Exhibit 99.1

FOMO WORLDWIDE REGAINS SEC CURRENT STATUS; WILL PROVIDE INVESTOR UPDATE ON WEDNESDAY 03/29 AFTER THE CLOSE of trading

Pittsburgh, PA, March 27, 2023 – FOMO WORLDWIDE, INC. (US OTC: FOMC) has regained SEC reporting compliance as a PCAOB audited issuer and, as a result, OTC MARKETS is expected to relist the Company’s common stock as OTC PINK CURRENT and restore electronic quotations today. After months of painstaking accounting work, including converting acquisitions’ books from cash accounting to accrual accounting (U.S. GAAP) and correcting errors and inconsistent treatments by former accounting staff and financial consultants, the Company has restated its previously filed inaccurate quarterly results for the three month periods ended March 31, 2022 and June 30, 2022 on Forms 10-Q/A and filed fresh reported results for the three month period ended September 30, 2022 on Form 10-Q. Detail of the restated line items is available on SEC’s EDGAR system within the documents filed on Friday March 24, 2023 (below).

Financial Summary for Nine Months Ended September 30, 2022

The nine months ended September 30, 2022 included the Company’s acquisitions of SMARTSolution Technologies L.P. and SMARTSolution Technologies, Inc. (together “SST”) only since they closed on February 28, 2022. Reported revenues for the period were $4,436,352, up 1,012% from $398,917 in the prior year’s same period, with the vast majority of revenues generated from sales of education technology products and services including audio visual solutions for K12 customers. Gross profit of $361,928 was up 253% from the same nine months in 2021 but was adversely impacted by inventory write-downs for obsolescence and charges and adjustments. During the nine months, the Company financed operating losses of several hundred thousand dollars with equity-linked financing completed in the first four months of the year, supplemented by the establishment of a $1.0 million asset backed credit line with a non-bank lender that was increased to $1.5 million availability mid-year. Additionally, in March 2022, the Company entered into a $500,000 purchase order line to open up its supply chain and began requiring customers submitting purchase orders of greater than $10,000 to provide upfront deposits of 50% to lock-in equipment. Non-recurring items in the period including transaction expenses, legal fees, accounting fees, audit expense, and finance fees for origination discounts, brokers, agents and closing costs, totaled over $353,000 during the period. Adding back charges, adjustments, and one-time items, and adding in customer deposits, the Company would have been cashflow positive in the period.

1Q22 2Q22 3Q22 results filed with the SEC

March 31, 2022 Form 10-Q/A (restated):

https://www.sec.gov/ix?doc=/Archives/edgar/data/867028/000149315223008841/form10-qa.htm

June 30, 2022 Form 10-Q/A (restated):

https://www.sec.gov/ix?doc=/Archives/edgar/data/867028/000149315223008843/form10-qa.htm

Sept. 30, 2022 Form 10-Q (fresh):

https://www.sec.gov/ix?doc=/Archives/edgar/data/867028/000149315223008847/form10-q.htm

Operation Share Recapture

During the year, FOMO recaptured and prevented dilution of approximately two billion common stock equivalents through cash buyout of variable convertible debt, return of convertible preferred stock previously issued to consultants and affiliates, cancelation of convertible preferred stock by former employees and due to former transfer agent errors, and cancelation of stock options and warrants. Further, the founder of SST is currently completing medallion signature paperwork to complete his return of one million Series B Preferred shares, convertible into one billion common shares, as part of a mutually beneficial agreement that consolidated 2021 - 2022 SST royalties due to him, three remaining months of payments due under an employment agreement signed at the time of the SST transaction, clean-up of an affiliate loan to FOMO made in March 2022, and payment under a long-term compensation plan in order to represent SST as a “Brand Ambassador” while he moves into retirement.

Management Commentary

Said Vik Grover, CEO: “The filings of last year’s restated first half results and third quarter period marks an end to a grueling process which has given us a solid foundation off which we can build. I can say with certainty that the financial records of FOMO and its subsidiaries are now in order. Despite myriad external pressures and internal issues, our SST business more than doubled its revenues on a pro forma basis (assuming the acquisition had closed at the beginning of the year). With zero bad debt, the K12 customer segment combined with our diamond partner status with SMART Technologies enabled us to weather what amounted to a near perfect storm of accounting clean-up, limited access to capital, geopolitical risks and war, record inflation, rising interest rates, and market volatility. Throughout, we have kept our heads down focusing our energy on SST operationally, and that is now bearing fruit as the business is running better than ever before.

Meanwhile, at the holding company level, I have worked extensively with advisors and bankers to prepare for a significant acquisition campaign that positions us to vault FOMO into learning management systems (“LMS”), online enterprise content, training, and compliance (UK, PA, MN), modular construction for municipalities, schools, police and fire (FL), sign manufacture and installation (FL), and education technology and services for K12 and medical (SoCal). Last but not least, I have not given up on the clean tech dream that brought FOMO back from the brink during the heart of the pandemic in 2020 and believe with tuck in acquisitions and a little luck, our rebranded Clean Solution Technologies business will soon gain traction. In fact, I am speaking to a family owned business in this vertical this week that is intrigued by our gameplan and unique status as a public incubator. In total, these acquisitions could potentially bring FOMO over $40 million in incremental annual revenues, provide strong organic growth thereafter, and evolve the Company into a much larger, formidable entity in the capital markets that is investable and not just tradable. Though there can be no assurances of success with any of these opportunities, we have come a long way and don’t intend to fail now. It’s time to finish what we started and put the offense back on the field.”

FOMO HOUR Redux

Separately, on Wednesday, March 29, 2023, FOMO management will attend a one hour investor chat session where they will present additional information on the Company’s full year 2022 results and update investors on the active acquisition campaign and other strategies for growth. The investor session will be hosted online via Discord at https://discord.gg/uKMkc6XY5F. A transcript of the materials and Q&A session will be filed under Form 8-K on the SEC’s EDGAR system shortly thereafter and available on the Company’s website. For the foreseeable future, FOMO HOUR will be held on a weekly basis at the same time and place each Wednesday. Investors are urged to email investor relations with questions in advance of the meeting to facilitate the best use of the presentation time.

About FOMO WORLDWIDE, INC.

FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

About SMARTSolution Technologies L.P.

SMARTSolution Technologies L.P. (https://smarterguys.com/), a wholly owned subsidiary of FOMO WORLDWIDE, INC., is a Pittsburgh, PA–based audiovisual systems integration company that designs and builds presentation, teleconferencing and collaborative systems for businesses, education, and nonprofits including almost 200 school districts with hundreds of buildings and 200,000 students. SST is a leader in interactive display technologies for use in all type of curriculums and has been providing education technology solutions for over 27 years.

About CLEANSolution Technologies

CLEANSolution Technologies (https://www.cleansolutiontech.com/), also doing business as Energy Intelligence Center LLC, a wholly owned subsidiary of FOMO WORLDWIDE, INC., has over 10 years of experience in clean technology and energy efficiency technologies. CST offers clean air disinfection, LED retrofit, and HVAC management technologies and services with a focus on promoting clean air and higher energy efficiency levels in multi-family, commercial, and industrial buildings.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO WORLDWIDE, INC. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. Additionally, although the Company has announced letters of intent to acquire additional companies, there is absolutely no assurances that any such transactions will result in a completed acquisition. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO WORLDWIDE, INC.

Investor Relations

(630) 708-0750

IR@fomoworldwide.com